CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-178936 on Form N-1A of our report dated December 11, 2012, relating to the financial statements and financial highlights of American Funds Portfolio Series, comprising the American Funds Global Growth Portfolio, American Funds Growth Portfolio, American Funds Growth and Income Portfolio, American Funds Balanced Portfolio, American Funds Income Portfolio, American Funds Tax-Advantaged Income Portfolio, American Funds Preservation Portfolio and American Funds Tax-Exempt Preservation Portfolio, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

December 28, 2012